Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (herein "Agreement") dated as of March ___, 2014 between Z TRIM HOLDINGS, INC., an Illinois corporation ("Debtor"), having its chief executive office located at 1011 Campus Drive, Mundelein, Illinois 60060 and FORDHAM CAPITAL PARTNERS, LLC,  a Delaware limited liability company (together with its successors and assigns, “Secured Party”), 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062.

1.1 Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

"Collateral" shall collectively mean all property and interests in property now owned or hereafter acquired by the Debtor in or upon which a security interest or lien is granted or in which a collateral assignment is made under this Agreement or under the other Loan Documents, including, without limitation, all property and interests in property described in Section 1.1A hereof.

"Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule, or regulation.

"Liabilities" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Secured Party by the Debtor, whether now existing, or hereafter created or arising, including, without limitation: (1) that certain equipment revolving loan extended by Secured Party to Debtor in the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (which loan together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto, shall be called the “Loan”) evidenced by Debtor's equipment revolving note of even date herewith in the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) payable to the order of Secured Party in monthly installments of principal plus interest as therein described (which note together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto shall be called the “Note”), and all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto; and (2) all interest, charges, expenses, attorneys' fees and other fees, costs, charges and other sums now or hereafter payable by the Debtor under the terms of this Agreement, the Note, or any of the other Loan Documents; and (3) any and all other loans, advances, overdrafts, indebtedness, liabilities and obligations now or hereafter owed by Debtor  to Secured Party, of every  kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, whether several, joint or joint and several, whether liquidated or unliquidated, whether legal or equitable, whether disputed or undisputed, whether secured or unsecured, or whether arising under this Agreement or any of the other Loan Documents or any other document or instrument, and advances made by Secured Party to pay or discharge any other lien, security interest or encumbrance upon the Collateral; and (4) all advances made by Secured Party to protect the Collateral, and/or Secured Party's security interest therein; and  (5) all costs, expenses and fees (including reasonable attorneys' fees) incurred by Secured Party pursuant to the terms of this Agreement or any of the other Loan Documents, or in  connection with (i) the drafting and preparation of this Agreement and the other Loan Documents, (ii) the enforcement, administration and defense of this Agreement and any other Loan Documents, or the relationships and security interests created hereunder or thereunder, (iii) the collection of the Liabilities and any other obligation or indebtedness secured hereby, and (iv) the sale or other disposition of the Collateral, or any portion thereof.

"Loan" shall have the meaning set forth above in the definition of "Liabilities".

"Loan Documents" shall mean this Agreement, the Note, all security agreements, pledge agreements, guaranties, mortgages, assignments, financing statements, control agreements, factoring agreements and all other writings, agreements, instruments and documents, now, or hereafter executed by the Debtor or any other obligor or grantor, and delivered to Secured Party in connection with or relating to this Agreement, together with all agreements, instruments and documents  referred to therein or contemplated thereby.

"Note" shall  have the meaning set forth above in the definition of "Liabilities".

“Permitted Liens” shall mean the security interests in the specific items of Collateral described in Exhibit A attached hereto, if any.

“Permitted Lienholders” shall mean the respective holders of the Permitted Liens.

"Person" shall mean and include any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, sole proprietorship, association, trust, unincorporated association, joint stock company, government, institution, municipality, political subdivision or agency, or other entity of whatever nature.

"Real Property" shall collectively mean all commercial real property now or hereafter owned, occupied or operated by the Debtor.

"SEC" means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

"UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.1A            Grant of Security Interest.   To secure the prompt and complete payment, observance and performance of the Liabilities, Debtor does hereby pledge, assign, transfer and deliver to the Secured Party and does hereby grant to the Secured Party a continuing and unconditional security interest in and to the following property and assets of the Debtor, whether now owned or existing or hereafter arising or acquired, and wheresoever located:  all of Debtor's machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other equipment, in each instance whether now owned or hereafter acquired by the Debtor and wherever located and all embedded software contained therein (all of the foregoing collectively, "Equipment"), together with all accessions and additions thereto, substitutions therefor, and all renewals, replacements, proceeds and products of the collateral described above.

The pledge of, lien upon, and security interest granted and hereby created in the Collateral shall extend and attach to the entire Collateral which is presently in existence and which is owned by Debtor or in which Debtor has an interest, and all Collateral which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, whether such Collateral is in transit or in Secured Party's constructive, actual or exclusive occupancy or possession or not, or held by  Debtor or others for Debtor's or Secured Party's account and wherever the same may be located, including, but without limiting the generality of the foregoing, all Collateral which may be located on Debtor’s premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, consignees, finishers, converters or other third parties who may have possession of the Collateral.   Upon the sale, exchange, or other disposition of the Collateral, the security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to the instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition, including Collateral returned or rejected by customers or repossessed by Debtor or Secured Party.  As to any such sale, exchange or disposition, Secured Party shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

1.1B            Negative Pledge.  To induce the Secured Party to make the Loan to Debtor, Debtor hereby covenants to Secured Party that (a) until the Loan and all other Liabilities shall have been paid in full, Debtor will not create, incur, assume or suffer to exist any pledge, lien, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or lease "intended as security", but excluding "true" leases) of any nature, upon or with respect to any of its assets or properties, now owned or hereafter acquired (other than the Debtor's grant of a security interest in the Collateral to the Secured Party hereunder), or sign any security agreement or other writing authorizing any secured party (other than the Secured Party) to file a UCC financing statement against Debtor covering any of its assets or properties, and (b) any pledge, lien, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance made in violation of the foregoing paragraph shall constitute an immediate Event of Default, allowing the Bank, to exercise all rights and remedies available under this Agreement and all other Loan Documents or otherwise available  at law or in equity.

Notwithstanding the foregoing paragraph, Debtor may finance any of its assets other than the Collateral subject to the following conditions: (1) the Debtor must give Secured Party the first right of refusal to finance such assets in writing, and (2) if Secured Party declines in writing to finance any of Debtor's assets other than the Collateral (Secured Party agrees to give such declination or acceptance to Debtor within ____ days after Debtor's request for financing), the following conditions must be satisfied before any such financing shall take place: (a) the lender must give Secured Party a written disclaimer letter, in form satisfactory to Secured Party in which such lender disclaims any security interest or rights in the Collateral, (b) the loan documents (including UCC financing statements) between Debtor and such new lender must not include any of the Collateral as part of the security for such asset financing, and (c) Debtor will provide copies of all such loan documents to Secured Party prior to such financing.

1.2   Collateral; Loan and Other Liabilities Cross-Defaulted and Cross-Collateralized.   The Loan and all other Liabilities shall be secured by Debtor's grant to the Secured Party of a first priority security interest in and to the Collateral (except as described in Exhibit A attached hereto, if applicable).  The Debtor acknowledges and agrees that the Loan  and other Liabilities shall be cross-defaulted, meaning that a default under the Loan or any of the other Liabilities shall constitute a default under the Loan and all other Liabilities, and (b) the Loan and other Liabilities shall be cross-collateralized, meaning that the Collateral, and all other collateral in which the Secured Party is granted a security interest in connection with the Loan and other Liabilities, shall secure the Loan  and all other Liabilities.

1.3               Authorization.  Debtor hereby authorizes the Secured Party to set‑off and retain, without any necessity on the Secured Party's part to resort to other security or sources of reimbursement for the Liabilities, at any time following the occurrence and during the continuance of any Event of Default, and without prior notice thereof to Debtor (such notice being expressly waived), any of the deposits referred to in Section 1.1 or elsewhere in this Agreement (whether general, or special, time or demand, provisional or final) or other sums or property held by Secured Party, for application against any Liabilities, irrespective of whether any demand has been made or whether such Liabilities are mature.  The Secured Party will promptly notify Debtor of the Secured Party's receipt of such funds or other property for application against the Liabilities, but failure to do so will not affect the validity or enforceability thereof.

1.4            Attachment and Continuity of Security Interest.  The pledge of, lien upon, and security interest granted and hereby created in the Collateral shall extend and attach to the entire Collateral which is presently in existence and which is owned by Debtor or in which Debtor has an interest, and all Collateral which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, whether such Collateral is in transit or in Secured Party's constructive, actual or exclusive occupancy or possession or not, or held by  Debtor or others for Debtor's or Secured Party's account and wherever the same may be located, including, but without limiting the generality of the foregoing, all Collateral which may be located on Debtor's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, consignees, finishers, converters or other third parties who may have possession of the Collateral.   Upon the sale, exchange, or other disposition of the Collateral, the security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to the instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition, including Collateral returned or rejected by customers or repossessed by  Debtor or Secured Party.  As to any such sale, exchange or disposition, Secured Party shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

1.5                Collateral in the Possession of a Bailee.  If any goods are at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and shall act upon the instructions of the Secured Party, without the further consent of the Debtor.  The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to the bailee.

1.6               Perfection and Maintenance of Security Interest; Other Actions as to any and all Collateral.    Debtor agrees that until all of the Liabilities have been indefeasibly paid in full and this Agreement has been terminated, the Secured Party's security interests in and liens on and against the Collateral, and all proceeds and products thereof, shall continue in full force and effect.  Debtor further agrees to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in and liens on and against any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) executing and recording Loan Documents in form and substance reasonably satisfactory to the Secured Party, (c) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (e) obtaining governmental and other third party consents and approvals, including without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (f) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, (g) delivering to the Secured Party warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (h) placing notations on Debtor's books of account to disclose the Secured Party's security interest therein, and (i) executing and delivering all further instruments and documents, and taking all further action, as the Secured Party may reasonably request.

1.7                Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  Debtor agrees to furnish any such information to the Secured Party promptly upon request.   To the extent applicable, Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

2            Loan.    Secured Party agrees to make Debtor the Loan in the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00).  The Loan shall be repayable in monthly installments of principal plus interest calculated at the interest rate set forth in the Note, the terms of which are incorporated herein by reference.

Debtor covenants to Secured Party that all proceeds of the Loan will be used by the Debtor solely for working capital.

2A.              Lockbox Account.  Debtor agrees to institute procedures whereby all payments and other proceeds of the Accounts shall be paid by the Account Debtors directly to the Lock Box (as defined below).  Debtor further agrees that, if no Event of Default exists under this Agreement, any and all of such funds received under such lock box arrangement shall be distributed as follows, either be (1) paid or turned over to Debtor; or (2) applied by Secured Party to pay any delinquent principal or interest on the Loan or any other costs and expenses owed to Secured Party under any of the Loan Documents in such order and priority as Secured Party may determine within its sole discretion.   Debtor further agrees that, should one or more Events of Default exist, any and all funds received under such lock box arrangement shall be paid or turned over to Secured Party to be applied to the Liabilities, again in such order and priority as Secured Party may determine within its sole discretion.  Debtor shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Secured Party, or Secured Party's agent, or at a financial institution designated by Secured Party.  Debtor shall establish an account (the "Lock Box Account") in Debtor's name at a financial institution designated by Secured Party, into which all payments received in the Lock Box shall be deposited, and into which Debtor will immediately deposit all payments received directly by Debtor on Accounts in the identical form in which such payments were received, whether by cash or check.  If Debtor, any affiliate or subsidiary, any shareholder, officer, director, employee or agent of Debtor or any affiliate or subsidiary, or any other person acting for or in concert with Debtor shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Debtor and each such person shall receive all such items in trust for, and as the sole and exclusive property of, Secured Party and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.  The financial institution maintaining the Lock Box Account shall acknowledge and agree, in a writing satisfactory to Secured Party, that the amounts on deposit in such Lock Box and Lock Box Account are under the exclusive control of Secured Party, that such financial institution will follow the instructions of Secured Party with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Debtor, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred (unless Secured Party consents to such financial institution's deduction of its servicing fees), and that such financial institution shall wire, or otherwise transfer in immediately available funds to Secured Party in a manner satisfactory to Secured Party, funds deposited in the Lock Box Account on a daily basis (or such other period as directed by Secured Party) as such funds are collected.  Debtor agrees that all payments made to such Lock Box Account or otherwise received by Secured Party, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied by Secured Party in accordance with the provisions set forth above in the second sentence of this paragraph.   Debtor agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account.  All of such fees, costs and expenses if not paid by Debtor, may be paid by Secured Party and in such event all amounts paid by Secured Party shall constitute Liabilities hereunder, shall be payable to Secured Party by Debtor upon demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan.  All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Debtor to Secured Party, and, if that endorsement of any such item shall not be made for any reason, Secured Party is hereby irrevocably authorized to endorse the same on Debtor's behalf.  For the purpose of this section, Debtor irrevocably hereby makes, constitutes and appoints Secured Party (and all persons designated by Secured Party for that purpose) as Debtor's true and lawful attorney and agent-in-fact (i) to endorse Debtor's name upon said items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Account of Debtor or Inventory pertaining thereto or any other Collateral; (ii) to take control in any manner of any item of payment or proceeds thereof and (iii) to have access to any lock box or postal box into which any of Debtor's mail is deposited, and open and process all mail addressed to Debtor and deposited therein.

3.                  Attachment and Continuity of Security Interest.  The pledge of, lien upon, and security interest granted and hereby created in the Collateral shall extend and attach to the entire Collateral which is presently in existence and which is owned by Debtor or in which Debtor has an interest, and all Collateral which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, whether such Collateral is in transit or in Secured Party's constructive, actual or exclusive occupancy or possession or not, or held by Debtor or others for Debtor's or Secured Party's account and wherever the same may be located, including, but without limiting the generality of the foregoing, all Collateral which may be located on Debtor's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, consignees, finishers, converters or other third parties who may have possession of the Collateral.   Upon the sale, exchange, or other disposition of the Collateral, the security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to the instruments for the payment of money, Accounts, contract rights, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition, including Collateral returned or rejected by customers or repossessed by Debtor or Secured Party.  As to any such sale, exchange or disposition, Secured Party shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

4.                   Right of Set-Off.  Secured Party shall have the right of set-off against (and Debtor hereby grants Secured Party a first priority security interest in and to) any money, credits or property of the Debtor which shall come into the possession of Secured Party.  Secured Party may, at any time, for its own account, without notice to Debtor, apply towards the payment of any Liabilities, whether due or not, any money, credits or other property belonging to the Debtor which shall be in the possession or under the control of the Secured Party.

5.                   Insurance.    Debtor shall, at its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks as are customarily insured against by Persons engaged in businesses similar to that of Debtor with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to Secured Party.   Each such policy shall contain an endorsement, in form and substance satisfactory to Secured Party, showing loss under such insurance policies payable to Secured Party pursuant to a Lender's Loss Payee endorsement and not containing a co-insurance clause.  Such endorsement, or an independent instrument furnished to Secured Party, shall provide that the insurer shall give Secured Party at least thirty (30) days written notice before any such policy of insurance is altered (in any manner adverse to the Secured Party) or canceled and that no act, whether willful or negligent, or default of Debtor or any other Person shall affect the right of Secured Party to recover under such policy of insurance in case of loss or damage.  Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Secured Party.   In addition, Debtor will maintain, at its sole expense, such public liability and third party property damage insurance and product liability insurance, as is customary for Persons engaged in businesses similar to that of Debtor with such companies and in such amounts, with such deductibles and under policies in such form, as shall be reasonably satisfactory to Secured Party.  Each such policy shall contain an endorsement showing Secured Party as additional insured thereunder and providing that the insurer shall give Secured Party at least thirty (30) days written notice before any such policy shall be altered or canceled.  Upon Secured Party's request, Debtor shall deliver to Secured Party certified copies of all such policies of insurance, together with evidence of payment of all premiums therefor.

In the event of loss or damage to any Collateral exceeding $20,000.00 in value, Debtor will give immediate notice to the Secured Party and the Secured Party may make proof of loss if not made by Debtor within twenty (20) days after such occurrence.  In addition, the Secured Party shall have the right to settle and compromise any and all claims exceeding $20,000.00 under any of the policies required to be maintained by Debtor hereunder and Debtor hereby appoints the Secured Party as its attorney-in-fact with power to demand, receive, and receipt for all monies payable thereunder, to execute in the name of Debtor or the Secured Party or both any proof of loss, notice, draft or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Debtor, but for this appointment might or could perform.  If on the date of a loss, no Event of Default shall have occurred and be continuing, Debtor will be allowed to employ the insurance proceeds to restore any portion of the Collateral which has been damaged or destroyed.

UNLESS THE DEBTOR PROVIDES THE SECURED PARTY WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE SECURED PARTY MAY PURCHASE INSURANCE AT THE DEBTOR'S EXPENSE TO PROTECT THE SECURED PARTY'S INTERESTS IN THE COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE DEBTOR'S INTERESTS.  THE COVERAGE THAT THE SECURED PARTY PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE DEBTOR IN CONNECTION WITH THE COLLATERAL.  THE DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE SECURED PARTY, BUT ONLY AFTER PROVIDING THE SECURED PARTY WITH EVIDENCE THAT THE DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT.  IF THE SECURED PARTY PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOAN  OWING HEREUNDER.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN.

5A.	Collateral Protection Expenses; Preservation of Collateral.

5A.1.   In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Debtor fails to do so, insurance premiums.  The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures so made.  The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default.

5A.2.  Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder.  The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.  The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

6.                  Representations and Warranties.  Debtor represents and warrants to Secured Party as follows (and each such representation and warranty shall be deemed automatically reaffirmed and restated by Debtor to Secured Party at the time each advance is made by Secured Party to Debtor under the Loan):

(a)                 The Debtor's exact legal name is set forth in the first paragraph of this Agreement and on the signature page hereof.   The Debtor currently conducts business under its exact legal name as set forth in the first paragraph of this Agreement.  The Debtor’s correct organizational identification number issued by the state of its formation is accurately set forth in Exhibit A attached hereto.    Except as set forth in Exhibit A attached hereto, Debtor has not changed its corporate name (or limited liability company name, as the case may be) or used any trade or fictitious name in the last (5) five years.   The locations listed on Exhibit A constitute all locations at which the Debtor's Equipment is located and Debtor has exclusive possession and/or control of its Equipment.  The chief place of business and chief executive office of Debtor is located at Debtor's address specified above in the first paragraph of this Agreement.  All records concerning Debtor's Accounts, General Intangibles and all originals of all chattel paper which evidence any Account or General Intangible of Debtor are located at Debtor's address set forth in the first paragraph of this Agreement; and

(b)                The Debtor is a corporation (or limited liability company, as the case may be) duly organized, validly existing, and in good standing under the laws of the state of its formation (as set forth in Exhibit A), is qualified, is in good standing as a foreign corporation (or limited liability company, as the case may be) under the laws of each other state where the nature and extent of the business transaction by Debtor or the ownership of its assets makes such qualification necessary, and has the power and authority to enter into and perform all of the obligations under this Agreement, the Note, and all other Loan Documents; and

(c)                The making and performance by Debtor of the Note, this Agreement and all other Loan Documents have been duly authorized by all necessary corporate action (or limited liability company action, as the case may be) and will not violate any provision of law or of its articles of incorporation or code of regulations or bylaws (or articles of organization or operating agreement, as the case may be), or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge, or encumbrance (except the security interest of the Secured Party) upon any property or assets of Debtor pursuant to any indenture or other agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected; and

(d)                This Agreement, the Note, and all other Loan Documents executed by Debtor are the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and

(e)                 No authorization, approval or other action by, and no notice to or filing with, any governmental authority that have not already been taken or made and which are in full force and effect, is required (i) for the grant by the Debtor of the security interest in the Collateral granted hereby; (ii) the execution, delivery or performance of the Note, this Agreement or the other Loan Documents by the Debtor; or (iii) for the exercise by the Secured Party of its rights or remedies hereunder or thereunder; and

(f)                 Except as set forth in Debtor's 10-Q and 10-K filings with the SEC, there are no suits or proceedings pending, or to the knowledge of Debtor threatened against or affecting Debtor which, if adversely determined, would have an adverse effect on the financial condition or business of Debtor or its ability to perform its obligations under the Note, this Agreement or the other Loan Documents, and there are no proceedings by or before any court, governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Debtor, threatened against Debtor; and

(g)                To the best of Debtor's knowledge, the Debtor is in compliance with all statutes, ordinances, governmental rules and regulations to which it is subject and has not and shall not fail to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would adversely affect the business, prospects, profits, properties, condition (financial or otherwise) of the Debtor, or the security interest, liens, or rights of the Secured Party in the Collateral; and

(h)                The Debtor has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign; and

(i)                  The Debtor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon due, including interest and penalties; and

(j)                  The balance sheets and statements of income and retained earnings of Debtor, and all accompanying financial information heretofore furnished to the Secured Party, are complete and correct in all material respects and fairly represent the financial condition of Debtor as at the dates of said financial statements and the results of its operations for the periods ending on said dates.  Debtor has no material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time there are no material unrealized or anticipated losses from current operations.  Said financial statements were prepared in accordance with generally accepted accounting principles ("GAAP").  Since the date of the latest of such statements there has been no material adverse change in the financial condition of Debtor from that set forth in said balance sheets as at that date.  No information, exhibit, or report furnished by the Debtor to the Secured Party in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading; and

(k)                Intentionally Deleted

(l)                  The Debtor is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or limited liability company restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Debtor, or the ability of the Debtor to carry out its obligations under this Agreement and the other Loan Documents.  The Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (material to its business) to which it is a party; and

(m)                The Debtor is the sole lawful owner of the Collateral, and has the sole right and lawful authority to deliver this Agreement.  The Collateral and every part thereof is, and will hereafter remain, free and clear of all security interests, liens, attachments, levies, and encumbrances of every kind, nature and description, except for the security interest of the Secured Party and the Permitted Liens, and Debtor will warrant and defend the Collateral against any claims and demands of all other persons at any time claiming the same or any interest therein.  No financing statement covering the Collateral or any part thereof, is on file in any public office (other than financing statements in favor of Secured Party and the Permitted Lienholders, if applicable).   The security interest granted in the Collateral is valid and enforceable under the laws of the State of Illinois (and any other applicable law) and constitutes a first priority security interest therein (other than with respect to the Permitted Liens, if applicable); and

(n)                Intentionally deleted

(o)                The Loan, including the interest rate, fees and charges as contemplated hereby: (i) is a business loan within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) is an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) does not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Debtor or any property securing the Loan; and

(p)               All annual contributions, if any, required to be made to any plan of Debtor are current and not delinquent.  No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate any  plan of Debtor, or to appoint a Trustee to administer such plan, or to impose withdrawal liability against Debtor, and that no notice of lien, levy or assessment has been filed of record, or threatened to be filed, with respect to all or any portion of Debtor's assets by the PBGC; and

(q)               Debtor acknowledges and agrees that the relationship hereby created with the Secured Party is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Debtor has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loan.

7.                   Affirmative Covenants.  Debtor agrees that until the Liabilities have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will:

(a)                 Keep its chief place of business and chief executive office and the office where it keeps its records concerning its Accounts and general intangibles, and the office where it keeps all originals of all chattel paper which evidence Accounts and general intangibles, at the Debtor's address specified above in the first paragraph of this Agreement, or, upon thirty (30) days prior written notice to the Secured Party, at such other location in the State of Illinois; and

(b)                Keep the Collateral at the locations specified in Section 6(a); and

(c)                In any suit, proceeding or action brought by the Secured Party with respect to any of the Collateral, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Debtor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Debtor, and all such obligations of Debtor shall be and shall remain enforceable against and only against Debtor and shall not be enforceable against the Secured Party; and

(d)                Keep and maintain at Debtor's own cost and expense satisfactory and complete records of the Collateral in a manner consistent with Debtor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral.  Debtor shall, for the Secured Party's further security, deliver and turn over to the Secured Party or the Secured Party's designated representatives at any time following the occurrence of an Event of Default and upon three (3) days' notice from the Secured Party or the Secured Party's designated representative, any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to such Collateral in which Debtor has an interest or any part or parts thereof); and

(e)                Debtor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any lien, security interest or encumbrance on such Collateral, other than the security interest of Secured Party and the Permitted Liens, and  Debtor will defend the right, title and interest of the Secured Party in and to Debtor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

(f)                  Debtor will advise the Secured Party promptly, in reasonable detail, of (i) any lien, security interest, encumbrance, or claim made by or asserted against any or all of the Collateral, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of such Collateral or on the security interests and liens with respect to such Collateral created hereunder; and

(g)                Preserve and maintain, its corporate (or limited liability company, as the case may be) existence and good standing in the state of its formation and its good standing as a foreign corporation (or limited liability company, as the case may be) in each other state where it is required to be so qualified; and

(h)               Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Debtor; and

(i)                  Execute, or cause to be executed, upon Secured Party's request, any documents necessary to perfect Secured Party's security interest in the Collateral; and

(j)                  Take all actions necessary or required by law to protect and preserve the Collateral, the rights of the Debtor and Secured Party thereunder, and the priority of the lien granted thereby, including, without limitation, the payment of all amounts required for that purpose; and

(k)                 Furnish Secured Party, from time to time, with such information relevant to this Agreement and Debtor's performance hereunder as Secured Party may request; and

(l)                  Maintain, keep and preserve all of its tangible assets in good condition and repair.  Debtor will not commit or permit damage to or destruction of its tangible assets, or any portion thereof; and

(m)               Continue to engage in a business of the same general type as conducted by it on the date of this Agreement; and

(n)                Pay when due all taxes, assessments and liens upon the Collateral (and all other assets now or hereafter owned by it), its use or operation, upon this Agreement, the Note secured hereby or upon any of the other Loan Documents; and

(o)                Promptly notify Secured Party of any loss or damage to the Collateral exceeding $20,000.00.   Secured Party may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Secured Party as part of the Collateral.  Provided Debtor shall not then be in default in the payment of any indebtedness to Secured Party or in the performance of any other obligation to Secured Party hereunder or under any Loan Document, Secured Party shall consent to the repair or replacement of the damaged or destroyed Collateral, and Secured Party, shall, upon satisfactory proof of expenditure, pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. If Debtor shall be in default in the payment or performance of any such indebtedness or obligation, Secured Party, at its option, may apply the insurance proceeds toward payment of the remaining Liabilities, with the remainder, if any, being paid to Debtor, or such other person legally entitled thereto; and

(p)               Deliver or cause to be delivered to Secured Party within forty-five (45) days after the end of each quarter, with its internally prepared quarterly financial statements of condition, in form satisfactory to Secured Party and, within ninety (90) days after the end of each fiscal year, with its annual audited financial statements prepared by an independent Certified Public Accounting firm, acceptable to Secured Party, to fairly present the financial condition and the results of operations of Debtor as of the date and for the period indicated.  Debtor shall also promptly provide Secured Party with such other information, financial or otherwise, concerning the Debtor or the Collateral, as the Secured Party may reasonably request from time to time; and

(q)                Promptly upon the filing or sending thereof, deliver to Secured Party, copies of (1) all regular, periodic or special reports of the Debtor filed with the SEC, (2) all registration statements of Debtor filed with the SEC, and (3) all proxy statements or other communications made to security holders generally; and

(r)                  Promptly after the commencement thereof, give the Secured Party notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Debtor, which, if determined adversely to the Debtor, could have a material adverse effect on the financial condition, properties or operations of Debtor; and

(s)                Give Secured Party written notice thirty (30) days prior to any change in Debtor's name, mailing address, principal place of business, chief executive office, or location of the Collateral or Debtor's books and records.  Debtor further agrees to advise Secured Party promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which would have a material adverse effect on the value of the Collateral or on the lien and security interest granted to Secured Party herein; and

(t)                 Cause its compliance with all present and future environmental laws, rules and regulations pertaining to Debtor, any real property owned or occupied by Debtor, or its business, or the production, disposition or use of the Collateral, and voluntarily to clean up all Hazardous Materials released, discharged, stored or discharged  upon their discovery and to be fully liable to the Secured Party for all costs and expenses incurred by the Secured Party arising from such environmental hazards and wastes; and

(u)                 That except as permitted under Section 8 (e) hereof), Debtor shall not sell, offer to sell, assign, encumber, transfer, or dispose of the Collateral, or any portion thereof; and

(v)                As soon as possible, and in any event within ten (10) days after Debtor knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a plan of Debtor subject to ERISA, and the regulations promulgated thereunder, or to appoint a Trustee to administer such plan, or to impose withdrawal liability against Debtor, Debtor will notify the Secured Party in writing setting forth all relevant details and the action which Debtor proposes to take with respect thereto.

8.                   Negative Covenants.   Debtor agrees that until the Liabilities shall have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will not:

(a)                 Change its corporate name (or limited liability company name, as the case may be) or adopt any fictitious or trade name unless Debtor gives Secured Party at least thirty (30) days prior written notice thereof; or

(b)                Grant, assign, pledge, hypothecate, create or permit to exist, any lien on or security interest in any Collateral to or in favor of anyone other than Secured Party and the Permitted Lienholders, or sell, transfer, lease, convey or otherwise dispose of any Collateral; or

(c)                Wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of it assets (whether now owned or hereafter acquired) to any Person, or enter in the sale of any capital stock of Debtor; or

(d)                Suffer any judgment for money in excess of $20,000.00 be entered and not discharged, stayed or appealed with a supersedeas bond within a period of thirty (30) days; or

(e)                Sell, lease, transfer or otherwise dispose of any of its now owned or hereafter acquired Equipment, except for sales of obsolete, worn out or unusable Equipment replaced with similar Equipment at least equal in value, quality and condition to that sold, and owned by Debtor free and clear of all liens, claims and encumbrances except the security interest of the Secured Party and Permitted Liens; or

(f)                 Make loans to one or more Persons at any time (including, without limitation, any member, manager, officer, shareholder, director or employee of Debtor except for temporary advances and reimbursements to such members, managers, officers, shareholders, directors and employees for necessary expenses incurred in the ordinary course of business) or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in (except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized national standing or certificates of deposit in insured financial institutions) or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person; or

(g)                Sell the business or substantially all of the assets of Debtor; or

(h)                Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause any Person to maintain a minimum  working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or

(i)                  Incur any indebtedness to any creditor other than trade debt incurred in the ordinary course of Debtor's business and indebtedness incurred pursuant to the second paragraph of Section 1.1B; or

(j)                  Store any Collateral with any third party unless the Secured Party is in possession of an executed landlord consent, warehouse agreement or similar agreement in form acceptable to the Secured Party, and Debtor has taken all other actions as Secured Party deems necessary to preserve its security interest or rights in such Collateral.

8.A   Change in Status.  Debtor covenants with the Secured Party follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Secured Party.

9.                   Audits.   Debtor shall permit Secured Party, or any Persons designated by it, to call at Debtor's places of business at any time or times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Debtor's books, records, journals, orders, receipts and any correspondence and other data relating to Debtor's business, the Collateral or any transactions between the parties hereto, and Secured Party shall have the right to make such verification concerning Debtor's business as Secured Party may consider reasonable under the circumstances.   Secured Party's right of access and inspection set forth in the prior sentence shall constitute an irrevocable unconditional right of entry onto Debtor's premises (whether owned or leased) and Debtor irrevocably agrees that it shall not revoke, hinder or impede such right of entry or access so long as the Liabilities shall remain unpaid and this Agreement remains in effect.  Debtor shall furnish to Secured Party such information relevant to Secured Party's rights under this Agreement and the other Loan Documents as Secured Party shall at any time and from time to time request.  Debtor authorizes Secured Party to discuss the affairs, finances and business of Debtor with any managers, members, officers, employees or directors of Debtor or with its parent or any affiliate or the managers, members, officers, employees or directors of its parent or any affiliate, and to discuss the financial condition of Debtor with Debtor's independent public accountants.  Any such discussions shall be without liability to Secured Party or to Debtor's independent public accountants.  Debtor shall pay to Secured Party all customary fees (currently $850.00 per person per day) and all costs and out-of-pocket expenses incurred by Secured Party in the exercise of its rights hereunder (except that Debtor shall not be responsible for more than one audit per contract year unless an Event of Default occurs), and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the default rate set forth in the Note.

10.                Default.  The Note and any and all other Liabilities shall, at the option of Secured Party and notwithstanding any maturity to the contrary, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events of default (each an "Event of Default"):

(a)                 Debtor shall fail to pay when due, any Liabilities, including, without limitation, any principal of or interest on the Note or any premium, fees or other charges due under the Note, or any other sum payable by Debtor to the Secured Party; or

(b)                Debtor shall default in the due observance or performance of any other term, covenant, condition, obligation or representation contained herein or in any other Loan Document; or

(c)                Any statement, warranty, or representation made by Debtor in this Agreement or made by Debtor in any other agreement, document, instrument, request, report, schedule or certificate executed by Debtor shall prove to have been incorrect, incomplete or misleading in any material respect on the date when made; or

(d)                Filing of a petition in bankruptcy by or against Debtor, or institution of any proceeding by Debtor for reorganization, readjustment, or similar arrangement under any insolvency statute, filing of any proceeding by or against Debtor for appointment of a receiver, trustee or liquidator of it or him, or all or any substantial part of its or his assets or properties, filing of a petition for dissolution or liquidation of Debtor, or making by Debtor of  an assignment for the benefit of creditors, or filing or imposition of any tax lien against the Collateral or property of Debtor, or Debtor admits in writing its or his inability to pay its or his debts as they become due, or Debtor ceases doing business as a going concern; or

(e)                 The Secured Party, in good faith, deems itself reasonably insecure for any reason due to any material adverse change in the business, assets or liabilities, financial condition, results of operations or business prospects of Debtor; or

(f)                  There shall occur any uninsured damage to or loss, theft, or destruction of any of the Collateral securing the Liabilities exceeding $20,000.00; or

(g)                All or any portion of the Collateral is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or an application is made by Debtor or any other person or entity for the appointment of a receiver, trustee, or custodian for such Collateral; or

(h)                A notice of lien, levy or assessment is filed of record with respect to all or any portion of Debtor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon all or any portion of Debtor's assets; or

(i)                  Creation by Debtor of a security interest in any Collateral now existing or hereafter acquired by Debtor in favor of any person other than the Secured Party and the Permitted Lienholders; or

(j)                  Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs; or

(k)                Intentionally Deleted

(l)                  Any judgment or order requiring the payment of money exceeding $20,000.00 shall be rendered against Debtor and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided, however, this subparagraph shall not apply to any judgment for which Debtor is fully insured, and with respect to which the insurer has admitted liability in writing; or

(m)                This Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest in the Collateral (other than Permitted Liens on specific items of Collateral described in Exhibit A, if any); or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Debtor or Debtor shall deny it has any further liability or obligation hereunder, or Debtor shall fail to perform any of its obligations hereunder; or

(n)                Intentionally Deleted

(o)                Any proceeding shall be commenced or filing made under applicable law by any member, manager, shareholder, officer or director of Debtor to dissolve or liquidate Debtor; any order, judgment or decree shall be entered against Debtor decreeing its involuntary dissolution or split up; or Debtor shall otherwise dissolve or cease to exist; or

(p)                Any event shall occur which results in the acceleration of the maturity of any indebtedness of Debtor to any other lender or creditor exceeding $20,000.00; or

(q)                Any order, judgment or decree shall be entered against Debtor decreeing its involuntary dissolution or split up; or Debtor shall otherwise dissolve or cease to exist; or

(r)                 If Secured Party receives a notice from any other secured party of a proposed disposition of the Collateral or any portion thereof or otherwise learns of such proposed disposition (whether or not such security interest is permitted by the terms of this Agreement; nothing in this subsection shall be construed to constitute consent by Secured Party to the creation of any security interest in the Collateral other than the Secured Party's security interest and the Permitted Liens); or

(s)               Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of Debtor, which results in any change in the identity of the individuals or entities previously in control of Debtor or the grant of a security interest in any ownership interest of any Person, directly or indirectly controlling Debtor, which could result in a change in the identity of the individuals or entities previously in control of Debtor.  For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of Debtor by contract or voting of securities; or

(t)                 If a default shall occur under any Loan Document or any other security agreement, mortgage or any other security document securing the Loan, or under any other loan heretofore, now or hereafter made by Secured Party to Debtor; or

(u)                If a default shall occur under that certain factoring agreement of even date herewith between Debtor as seller and Secured Party as purchaser; or

(v)                If Debtor violates Section 1.1B.

11.	Remedies. (a) if any Event of Default shall have occurred and be continuing:

(i)            The Secured Party may declare the Liabilities, including, without limitation, all principal of and interest accrued on the Note (and any premium and all other fees and sums due thereon), and all other Liabilities, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, notwithstanding the maturity date or dates expressed in any evidence thereof.  Debtor waives presentment and protest of any instruments and notice thereof, notice of default and all other notices to which Debtor might otherwise be entitled except as specifically provided herein.

(ii)            The Secured Party may exercise and pursue any and all rights and remedies available to it hereunder, and under the other Loan Documents and applicable law, including, but not limited to, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), or any other applicable law.  The Secured Party may without notice, demand or legal process of any kind, all of which Debtor waives to the extent permitted by applicable law, at any time or times, (x) peaceably enter into Debtor's premises and take physical possession of the Collateral and maintain such possession on Debtor's premises, at no cost to the Secured Party, or remove the Collateral, or any part thereof, to such other place(s) as the Secured Party may desire or (y) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or any part of the Collateral (and the records pertaining thereto) as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem  reasonable (and Secured Party may, to the extent permitted by applicable law, purchase the Collateral at any such sale).  The Debtor agrees that, to the extent notice of sale shall be required by law, ten (10) days prior written notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of a notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(iv)          The Secured Party shall, within five (5) days after receipt and assuming final collection, apply all net cash proceeds received in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after deducting all costs, expenses and reasonable attorneys' fees incurred at any time in the collection of the Liabilities and in the protection and sale of the Collateral and after payment of any amounts payable to the Secured Party pursuant to Section 14), for the benefit of the Secured Party, against all or any part of the Liabilities in such order as Secured Party shall determine in its sole discretion.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Liabilities shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.  Debtor shall remain liable for any deficiency remaining after such application, and shall pay such deficiency forthwith.  In addition to all other sums due the Secured Party, the Debtor shall pay the Secured Party all costs and expenses incurred by the Secured Party, including court costs and reasonable attorneys' fees, to obtain, liquidate and/or enforce payment of the Collateral or the Liabilities, including the Loan  and all other Liabilities, or in the prosecution or defense of any action or proceeding either against the Secured Party or against the Debtor concerning any matter arising out of or connected with the Collateral, this Agreement, or the Liabilities.

(b)           Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of any of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Secured Party.

(c)            All rights and remedies of the Secured Party with respect to the Liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or times as the Secured Party deems expedient, and are not exclusive of any rights and remedies provided by law or equity.

(d)            To the extent that the Liabilities are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then Secured Party shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of Secured Party's rights hereunder.

Debtor agrees to pay Secured Party interest on all costs and expenses (including legal fees and expenses) incurred by Secured Party in connection with this Agreement (including, without limitation, costs and expenses incurred by Secured Party in the collection of the Liabilities and/or any other obligation or indebtedness secured hereby, the protection and defense of the Collateral or Secured Party's security interest therein, the sale or other disposition of the Collateral, and all other costs and expenses, of every kind whatsoever, incurred by Secured Party as a result of any Event of Default hereunder) from the date such costs and expenses are paid by Secured Party to the date Debtor reimburses Secured Party therefor, calculated at the default rate set forth in the Note.

12.              Exercise of Remedies; Standards for Exercising Remedies.    In connection with the exercise of its remedies pursuant to Section 11, the Secured Party may (i) exchange, enforce, waive or release any portion of the Collateral or Loan Documents in favor of the Secured Party or relating to any other security for the Liabilities; (ii) apply such Collateral or security and direct the order or manner of sale thereof as the Secured Party may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default, without affecting or impairing the Secured Party's right to take any other further action with respect to any Collateral or security or any part thereof.

To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.   Debtor acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph.  Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.

13.               Suretyship Waivers By Debtor; Marshalling.     Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Liabilities and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.  Debtor further waives any and all other suretyship defenses.

The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Liabilities or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

14.                Costs, Fees and Expenses.  The Debtor shall pay or reimburse the Secured Party for all costs, fees and expenses incurred by the Secured Party or for which the Secured Party becomes obligated in connection with the documentation, negotiation and closing of the Loan.  In addition, the Debtor shall pay or reimburse the Secured Party for all costs, fees and expenses incurred by the Secured Party or for which the Secured Party becomes obligated in connection with the collection of the Liabilities or enforcement of this Agreement,  the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith or therewith, or during any workout, restructuring, liquidation, wind-down or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Secured Party, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Secured Party or any affiliate of the Secured Party, plus costs and expenses of such attorneys or of the Secured Party, in connection with any workout, restructuring, liquidation, wind-down or negotiations in respect thereof; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated.  In furtherance of the foregoing, the Debtor shall pay any and all stamp and other taxes, UCC search fees, UCC filing fees and other costs and expenses in connection with the Debtor's execution and delivery of this Agreement and the other Loan Documents, and Debtor agrees to save and hold the Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Liabilities consisting of costs, expenses or advances to be reimbursed by the Debtor to the Secured Party pursuant to this Agreement or the other Loan Documents which are not paid  within three business days after demand by Secured Party, shall bear interest at the default rate set forth in the Note.   If at any time or times hereafter the Secured Party: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Secured Party, the Debtor or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or Debtor’s business or affairs, or (iii) to enforce any rights of the Secured Party against Debtor or any other Person that may be obligated to the Secured Party by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral or any other collateral securing the Liabilities; and/or (c) attempts to or enforces any of the Secured Party’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Secured Party in any manner or way with respect to any of the foregoing, shall be part of the Liabilities, payable by the Debtor to the Secured Party on demand and shall be secured by the Collateral.  Without limiting the generality of the foregoing, Debtor shall also reimburse Secured Party for any recordation taxes which may now or hereafter be paid in connection with Secured Party's UCC filing made in the State of Illinois or any other state.

15.                Notices.  All notices and other communications provided for hereunder shall be given in writing and shall be addressed to the party intended to receive the same at its address hereinbefore set forth (or to such other and different address as Debtor or Secured Party may designate pursuant to a written notice sent in accordance with the provisions hereof), and will be deemed given, furnished or received: (i) when delivered at such address to such party (or to an officer of such party) or (ii) when received if deposited in the United States mail as first-class registered or certified mail, return receipt requested, postage prepaid, or (iii) when received if deposited at the office of a nationally-recognized overnight delivery service; or (iv) when received if sent by facsimile transmission and receipt confirmed.   If Secured Party attempts to serve a notice or other communication on Debtor utilizing any of the preceding notice methods and Debtor refuses to accept such notice or other communication, such notice or other communication shall be deemed to have been received by Debtor at the time of such refusal.

16.                Continuing Security Interest.   This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Liabilities and the termination of this Agreement.

17.                Non-Waiver.  The Secured Party's failure at any time or times hereafter to require strict performance by Debtor of any provision of this Agreement shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by the Secured Party of a default by Debtor under this Agreement shall not suspend, waive or affect any other default by Debtor under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  None of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement and no Event of Default by Debtor hereunder shall be deemed to have been suspended or waived by the Secured Party unless such suspension or waiver is in writing signed by an officer of the Secured Party and directed to Debtor specifying such suspension or waiver, and then such suspension or waiver shall be effective only for the specific purpose for which given.

18.                Severability.   It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law.  However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

19.                Captions and Pronouns.  The captions and headings of the various sections used in this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.    The meanings of defined terms in this Agreement are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Debtor" shall be so construed.

20.                Reinstatement of Liabilities.  To the extent that Debtor makes a payment or payments to Secured Party or Secured Party receives any payment or proceeds of the Collateral for  Debtor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Liabilities  or part thereof intended to be satisfied shall be automatically reinstated and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Secured Party.

21.                Indemnity.  In addition to all of the Debtor's other Liabilities under this Agreement, Debtor agrees to defend, protect, indemnify, pay and hold harmless the Secured Party and its members, managers, officers, directors, employees, attorneys, consultants, agents and affiliates (collectively, the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs, and expenses (including, without limitation, attorneys' and paralegals' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date hereof, whether direct, indirect or consequential (1) as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any federal or state securities or labor laws, or under any federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of Debtor or its predecessors in interest, or the past, present or future environmental condition of the Real Property), the presence of any Hazardous Materials on the Real Property, or the release or threatened release of any Hazardous Materials into the environment from the Real Property, or under any common law or equitable cause or otherwise, or (2) arising from or in connection with any of the following: (i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Secured Party's furnishing of funds to Debtor under this Agreement, including, without limitation, the management of the Loan, or (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement (collectively, the "Indemnified Matters"), provided, however, Debtor shall not be liable to indemnify any Indemnitee for claims arising as a result of such Indemnitee's gross negligence or willful misconduct.  Such indemnification for all of the foregoing losses, damages, liabilities, obligations, fees, penalties, costs and expenses of Secured Party shall be part of the Liabilities.  In no event shall the Secured Party be liable to Debtor for indirect, special, consequential or punitive damages as a result of or arising from or relating to any suit, investigation, action or proceeding by Debtor against the Secured Party.

22.                Lawful Interest.    It is the intent of the Debtor and Secured Party that the rates of interest and other charges to Debtor under this Agreement and the Note shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement or the Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Secured Party may lawfully charge Debtor, then the obligation to pay interest and other charges shall automatically be reduced to such limit, and if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Debtor, or at Secured Party’s option, applied to reduce principal on the Loan.

23.                Survival.  All covenants, agreements, representations, warranties and indemnities made herein and in all other Loan Documents shall survive the making by the Secured Party of the Loan  herein contemplated and shall continue in full force and effect for so long as the Loan  and any other Liabilities remain outstanding and unpaid.

24.                Assignability.   The Secured Party may at any time assign the Secured Party's rights in this Agreement, the Note, the Liabilities, or any part thereof and transfer the Secured Party's rights in any or all of the Collateral, and the Secured Party thereafter shall be relieved from all liability with respect to such Collateral.  In addition, the Secured Party may at any time sell one or more participations in the Loan .  The Debtor may not sell or assign this Agreement, or any other agreement with the Secured Party or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Secured Party.  This Agreement shall be binding upon the Secured Party and the Debtor and their respective heirs, legal representatives, successors and assigns.  All references herein to Debtor shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term "Debtor" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

25.                Time of Essence.   Time is of the essence in making payments of all amounts due the Secured Party under this Agreement and all other Loan Documents and in the performance and observance by the Debtor of each covenant, agreement, provision and term of this Agreement and all other Loan Documents.

26.               Counterparts.   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

27.                License.  The Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

28.                Injunctive Relief.    The Debtor recognizes that in the event the Debtor fails to perform observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Secured Party; therefore, the Debtor agrees that the Secured Party, if the Secured Party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

29.	Power of Attorney.

29.1.  Appointment and Powers of Secured Party.  Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

(a)            upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC (or other applicable uniform commercial code) and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)            to the extent that the Debtor's authorization given in Section 1.7 hereof is not sufficient, to file such financing statements with respect hereto, with or without the Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor's name such financing statements and amendments thereto and continuation statements which may require the Debtor's signature.

            29.2.  Ratification by Debtor.  To the extent permitted by law, Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

            29.3.  No Duty on Secured Party.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

30.                Performance of Debtor's Duties.  If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including, without  limitation,  all  taxes,  liens,  security  interests,  encumbrances, and other claims, at any time levied or placed on the Collateral.  Secured Party may also (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Secured Party for such purposes will then bear interest at the  default rate set forth in the Note from the date incurred or paid by Secured Party to the date of repayment by Debtor.  All such expenses shall automatically become a part of the Liabilities secured hereby, and, at Secured Party's option, will be payable on demand.

31.                Facsimile Signatures.    The Secured Party is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Secured Party by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Secured Party in good faith believes has been signed by Debtor and has been delivered to the Secured Party by a properly authorized representative of  Debtor, whether or not that is in fact the case. Notwithstanding the foregoing, the Secured Party shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Secured Party in lieu of, or in addition to, any such Communication.

32.                Entire Agreement.  This Agreement, together with the other Loan Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.  No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be given in writing and signed by the Secured Party and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

33.               CHOICE OF LAW.  ANY DISPUTE BETWEEN THE SECURED PARTY AND DEBTOR, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

34.          PERSONAL JURISDICTION.

(i)            Exclusive Jurisdiction.  EXCEPT AS PROVIDED IN SUBSECTION (ii) BELOW, THE SECURED PARTY AND DEBTOR AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY OR LAKE COUNTY, ILLINOIS.  DEBTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(ii)            Other Jurisdictions.  DEBTOR AGREES THAT THE SECURED PARTY SHALL HAVE THE RIGHT TO PROCEED AGAINST DEBTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY TO ENABLE THE SECURED PARTY TO OBTAIN A JUDGMENT AGAINST THE DEBTOR OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY.   DEBTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

35.          WAIVER OF JURY TRIAL.   THE DEBTOR WAIVES ITS  RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR LIABILITIES HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR LIABILITIES.   Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Agreement and the other Loan Documents to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 35.

36.           WAIVER OF BOND.   DEBTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE LIABILITIES TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER OF THE LOAN DOCUMENTS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

Z TRIM HOLDINGS, INC.,
an Illinois corporation

By
Name:
Title:

SECURED PARTY:

FORDHAM CAPITAL PARTNERS, LLC,
a Delaware limited liability company

By
Name:
Title:

EXHIBIT A TO SECURITY AGREEMENT

Permitted Liens:   None [check UCC search]

Debtor's State of Formation: Illinois

Organizational Identification Number issued by Secretary of State of Illinois: 57801247

List of all former corporation names:   Circle Group Entertainment Ltd., Circle Group Internet Inc. and Circle Group Holdings, Inc.

List of all present trade and fictitious names of Debtor: None

List of all locations of Debtor's Equipment:

1011 Campus Drive, Mundelein, Illinois 60060

Chief Executive Office of Debtor:  1011 Campus Drive, Mundelein, Illinois 60060